Exhibit 21 (1)

Subsidiaries
of
Layne Christensen Company

	Jurisdiction	Percentage of Voting Stock owned by
Name of Subsidiary	of Incorporation	Company ♦
Ausdrill Burkina SARL	Burkina	100%
Boyles Bros. Drilling Company	Utah	100%
Cherryvale Pipeline, LLC	Kansas	75%
Christensen Boyles Corporation	Delaware	100%
Christensen Boyles Corporation of Canada Ltd.	Alberta, Canada	100%
ESEMES (Mauritius) Limited	Mauritius	100%
G&K Properties Pty Ltd	Australia	100%
International Directional Services, L.L.C.	Delaware	100%
International Directional Services of Canada Ltd.	Ontario, Canada	100%
International Mining Services Pty Ltd	Australia	100%
Layne Christensen Australia Pty Limited	Australia	100%
Layne Christensen Canada Limited	Calgary, Alberta, Canada	100%
Layne de Bolivia S.R.L.	Bolivia	100%
Layne de Mexico, S.A. de C.V.	Hermosillo, Sonora, Mexico	100%
Layne Drilling Pty Ltd (f/k/a Glindemann & Kitching Pty Ltd)	Australia	100%
Layne Energy, Inc.	Delaware	100%
Layne Energy Cherryvale, LLC	Delaware	100%
Layne Energy Cherryvale Pipeline, LLC	Delaware	100%
Layne Energy Dawson, LLC	Delaware	100%
Layne Energy Dawson Pipeline, LLC	Delaware	100%
Layne Energy Illinois, LLC	Delaware	100%
Layne Energy Illinois Pipeline, LLC	Delaware	100%
Layne Energy Marketing, LLC	Delaware	100%
Layne Energy Operating, LLC	Delaware	100%
Layne Energy Osage, LLC	Delaware	100%
Layne Energy Pipeline, LLC	Delaware	100%
Layne Energy Production, LLC	Delaware	100%
Layne Energy Resources, Inc.	Delaware	100%
Layne Energy Sycamore, LLC	Delaware	100%
Layne Energy Sycamore Pipeline, LLC	Delaware	100%
Layne Texas, Incorporated	Delaware	100%

	Jurisdiction	Percentage of Voting Stock owned by
Name of Subsidiary	of Incorporation	Company ♦
Layne Water Development and Storage, LLC	Delaware	100%
Lenity Investments (Pvt) Ltd	Zimbabwe	100%
Mid-Continent Drilling Company	Delaware	100%
PT Layne Christensen Indonesia	Indonesia	100%
SMS Holdings Pty Ltd	Australia	100%
SMS Offshore Pty Ltd	Australia	100%
Shawnee Oil & Gas, L.L.C.	Delaware	100%
Stamm-Scheele Incorporated	Louisiana	100%
Stanley Exploration & Mining Company Limited	Ghana	100%
Stanley Mining Services Pty Limited	Australia	100%
Stanley Mining Services (Tanzania) Ltd	Tanzania	100%
Stanley Mining Services (Uganda) Ltd	Uganda	100%
Stanley Mining Services Zimbabwe (Private) Limited	Zimbabwe	100%
Tecniwell S.r.l.	Italy	100%
Toledo Oil & Gas Services, Inc.	Louisiana	100%
Vibration Technology, Inc.	Delaware	100%
West African Drilling Services (Guinea) SARL	Guinea	100%
West African Drilling Services (MALI) SARL	Mali	100%
West African Drilling Services Pty Ltd	Australia	100%
West African Drilling Services (No. 2) Pty Ltd	Australia	100%
West African Holdings Pty Ltd	Australia	100%
Whitfield (Proprietary) Limited	Botswana	100%

♦	directly or indirectly through its subsidiaries, nominees or trustees